SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Thor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Important Notice of Internet Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be held on December 8, 2009.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are accompanying this notice and are available for view at www.edocumentview.com/THO2009:
•	2009 Notice and Proxy Statement

•	Annual Report for Fiscal Year ended July 31, 2009

Vote In Person
All stockholders of record and stockholders in street name who have obtained a legal proxy may vote in person at the meeting. If you plan on attending the meeting in person, please bring this Notice, which will serve as your admission ticket.

Vote By Proxy Card
Whether or not you expect to attend the meeting, please complete, date, sign and return your proxy card included herein as soon as possible.

Vote by Internet
Instead of mailing your proxy, you may vote by Internet by following the instructions that are included on your proxy card.

Vote by Telephone
Instead of mailing your proxy, you may vote by telephone by following the instructions that are included on your proxy card.

Record Date
The Board of Directors has set October 16, 2009 as the record date for the 2009 Annual Meeting of Stockholders.
Meeting Date and Location
The 2009 Annual Meeting of Stockholders will be held on December 8, 2009 at 1:00 p.m. Eastern Time at:
230 Park Avenue, Suite 618
New York, NY 10169
This Notice serves as your admission ticket to the meeting. This ticket admits only the stockholder(s) listed in this Notice and is not transferable. Please bring photo identification if you plan to attend the meeting in person.

Voting items

THE FOLLOWING ITEMS WILL BE VOTED UPON AT THE MEETING:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR UNDER ITEM 1.

1. Election of Directors
Nominees:
1 A) Neil D. Chrisman
1 B) Alan Siegel
1 C) Geoffrey A. Thompson
PLEASE NOTE THIS IS NOT A PROXY CARD. To vote your
shares, you must follow the instructions contained in this Notice.